                                                                              Exhibit 12(a)

                          Aon CORPORATION AND CONSOLIDATED SUBSIDIARIES
                            COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                       Years Ended December 31,
                                           -------------------------------------------------
 (millions except ratios)                   2000       1999      1998       1997      1996
                                           -------   --------   -------   --------   -------
 Income from continuing operations
    before provision for income taxes (1)  $  854     $  635    $  931     $  542    $  446

 Add back fixed charges:

    Interest on indebtedness                  140        105        87         70        45

    Interest on ESOP                            -          1         2          3         4

    Portion of rents representative of
      interest factor                          54         49        51         44        29

                                           -------   --------   -------   --------   -------
         Income as adjusted                $1,048     $  790    $1,071     $  659    $  524
                                           =======   ========   =======   ========   =======


 Fixed charges:

    Interest on indebtedness               $  140     $  105    $   87     $   70    $   45

    Interest on ESOP                            -          1         2          3         4

    Portion of rents representative of
       interest factor                         54         49        51         44        29

                                           -------   --------   -------   --------   -------
         Total fixed charges               $  194     $  155    $  140     $  117    $   78
                                           =======   ========   =======   ========   =======

 Ratio of earnings to fixed charges           5.4        5.1       7.6        5.6       6.7
                                           =======   ========   =======   ========   =======

(1) Income from continuing operations before provision for income taxes and minority interest includes special charges of $82 million, $313 million, $172 million and $90 million for the years ended December 31, 2000, 1999, 1997 and 1996, respectively.

                                                                              Exhibit 12(b)

                            Aon CORPORATION AND CONSOLIDATED SUBSIDIARIES
                              COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                     AND PREFERRED STOCK DIVIDENDS



                                                          Years Ended December 31,
                                             ---------------------------------------------------
 (millions except ratios)                      2000       1999      1998       1997       1996
                                             --------   --------   -------   --------   --------
 Income from continuing operations
    before provision for income taxes (1)     $  854     $  635    $  931     $  542     $  446

 Add back fixed charges:

    Interest on indebtedness                     140        105        87         70         45

    Interest on ESOP                               -          1         2          3          4

    Portion of rents representative of
      interest factor                             54         49        51         44         29

                                             --------   --------   -------   --------   --------
         Income as adjusted                   $1,048     $  790    $1,071     $  659     $  524
                                             ========   ========   =======   ========   ========


 Fixed charges and preferred stock dividends:

    Interest on indebtedness                  $  140     $  105    $   87     $   70     $   45

    Preferred stock dividends                     70         70        70         82         29

                                             --------   --------   -------   --------   --------
         Interest and dividends                  210        175       157        152         74

    Interest on ESOP                               -          1         2          3          4

    Portion of rents representative of
       interest factor                            54         49        51         44         29

                                             --------   --------   -------   --------   --------
         Total fixed charges and preferred
             stock dividends                  $  264     $  225    $  210     $  199     $  107
                                             ========   ========   =======   ========   ========

 Ratio of earnings to combined fixed
   charges and preferred stock dividends (2)     4.0        3.5       5.1        3.3        4.9
                                             ========   ========   =======   ========   ========

(1) Income from continuing operations before provision for income taxes and minority interest includes special charges of $82 million, $313 million, $172 million and $90 million for the years ended December 31, 2000, 1999, 1997 and 1996, respectively.

(2) Included in total fixed charges and preferred stock dividends are $66 million for the years ended December 31, 2000, 1999 and 1998 and $64 million for the year ended December 31, 1997, of pretax distributions on the 8.205% mandatorily redeemable preferred capital securities which are classified as "minority interest" on the consolidated statements of income.